Senmiao Technology Announces $5 Million Private Placement

CHENGDU, China, November 8, 2021 -- Senmiao Technology Limited (“Senmiao”) (Nasdaq: AIHS), a financing and servicing company focused on the online ride-hailing industry in China as well as an operator of its own online ride-hailing platform, today announced that it has entered into a securities purchase agreement (the “SPA”) with certain institutional investors for a private placement of approximately $5 million of its Series A Convertible Preferred Stock (the “Series A Preferred Stock”) to initially acquire up to an aggregate number of shares of common stock of the Company that equals to the number of shares of common stock to be issued upon conversion of the Preferred Shares at $0.68 per share (the “Initial Conversion Price”). The purchase price for the Preferred Shares shall be $1,000 per each Preferred Share. In addition, the Company will issue certain warrants to the investors in this offering to purchase up to an aggregate number of shares of common stock (the “Warrant Shares”) that equals to the number of shares of common stock to be issued upon conversion of the Series A Preferred Stock at the Initial Conversion Price. The warrants have a term of five years and are exercisable at any time after six months of the date of issuance at an exercise price of $0.82 per share.

At any time after the initial issuance date, the Series A Preferred Stock can be converted into shares of common stock of the Company (the “Conversion Shares”) at the Initial Conversion Price, which shall be adjusted to the greater of $0.41 per share (the “Floor Price”) or 85% of the closing bid price of the Company’s common stock reported on the NASDAQ Capital Market on the earlier of the first date on which the registration statement covering the resale of the Conversion Shares and Warrant Shares is declared effective by the Securities and Exchange Commission (the “SEC”) or the first date on which all such shares are eligible to be resold by the Investors pursuant to Rule 144 or Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Company intends to use the net proceeds from the offering to further accelerate the Company's business plan and fund any additional working capital needs.

The offering is expected to close on or about November 10, 2021, subject to the satisfaction of customary closing conditions.

FT Global Capital, Inc. acted as the exclusive placement agent for the offering.

The securities described above have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors to be signed at the closing, the Company is required to file an initial registration statement with the SEC covering the resale of the shares of common stock to be issued upon conversion of the Series A Preferred Stock and exercise of the warrants no later than 20 days after the date of the closing and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 110 days after the closing in the event of a “full review” by the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

For further details of this transaction, please see the Form 8-K to be filed with the SEC.

About Senmiao Technology Limited

Headquartered in Chengdu, Sichuan Province, Senmiao provides automobile transaction and related services including sales of automobiles, facilitation and services for automobile purchase and financing, management, operating lease, guarantee and other automobile transaction services as well as operates its own ride-hailing platform aimed principally at the growing ride-hailing market in Senmiao’s areas of operation in China. For more information about Senmiao, please visit: http://www.senmiaotech.com. Senmiao routinely provides important updates on its website.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

At the Company:

Yiye Zhou

Email: edom333@ihongsen.com

Phone: +86 28 6155 4399

Investor Relations:

The Equity Group Inc.	In China
Adam Prior, Senior Vice President	Lucy Ma, Associate
(212) 836-9606	+86 10 5661 7012
aprior@equityny.com	lma@equityny.com

© 2021 Senmiao Technology Ltd. All rights reserved.

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